Exhibit 22.1 - LIST OF SUBSIDIARIES



1.  Exabyte FSC Ltd.

2.  Nihon Exabyte Corporation

3.  Exabyte (Scotland) Ltd.

4.  Exabyte (Europe) B.V.

5.  Exabyte Texas Corporation

6.  Exabyte Magnetics GmbH